NUMBER 1

SHARES 100



Original Source Music, Inc.

Incorporated Under The Laws Of The State of Nevada

This Certifies that **Original Source Entertainment, Inc.** *is the owner of* **One Hundred (100) $.001 Par Value** *Shares of the Capital Stock of* **Original Source Music, Inc.**

transferable only on the books of the Corporation by the holder hereof in person or by Attorney upon surrender of this Certificate properly endorsed.

IN WITNESS WHEREOF, *the said Corporation has caused this Certificate to be signed by its duly authorized officers and its Corporate Seal to be hereunto affixed this* 30th *day of* August *A.D.* 2010

Esther Lynn Atwood
Secretary

[signature]
President

The securities represented by this certificate are restricted securities or securities owned by an affiliate of the issuer within the meaning of Securities Act of 1933. The Securities may not be sold or transferred in the absence of an effective registration under the Securities Act of 1933 or an opinion of counsel satisfactory to the issuer that the sale or transfer is exempt registration under said Act.